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                            FEE REDUCTION COMMITMENT


This FEE REDUCTION COMMITMENT is made as of April 28, 2006 by GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM" or the "Adviser") and GOLDMAN SACHS TRUST (the "Trust").

                  WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, GSAM serves as the investment adviser to the Real Estate Securities, Structured Tax-Managed Equity and Tollkeeper Funds of the Trust (each a "Fund"), pursuant to a Management Agreement dated April 30, 1997, as amended, and a related Assumption Agreement by and between Goldman, Sachs & Co. and GSAM (together, the "Management Agreement");

                  WHEREAS, the Adviser desires to reduce permanently its contractual fee rates under the Management Agreement for the Funds; and

                  WHEREAS, the Adviser represents that the quality and quantity of its services under the Management Agreement will not be affected by this commitment and that its obligations under the Management Agreement will remain unchanged in all respects.

                  NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Adviser, intending to be legally bound, agrees as follows:

1. Effective the date hereof, the Adviser reduces permanently its contractual fee rates under the Management Agreement for the Funds as follows:

                  For all services to be rendered and payments made pursuant to the Management Agreement, the Trust on behalf of the respective Funds will pay to GSAM each month a fee at an annual rate equal to the percentages of the average daily net assets of each Fund considered separately as set forth on Annex A hereto. The "average daily net assets" of each Fund shall be determined on the basis set forth in the Fund's prospectus(es) or otherwise consistent with the 1940 Act and regulations promulgated thereunder.

2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Management Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

3. This Fee Reduction Commitment shall be attached to and made a part of the Management Agreement.

4. The Management Agreement shall continue in full force and effect as modified hereby.


                  IN WITNESS WHEREOF, GSAM has caused this instrument to be executed by its officers designated below as of the day and year first above written.

                                            GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                                          By:        /s/ Peter Bonanno__________
                                                         (Authorized Officer)

                                             Name:      ________________________
                                                             Peter Bonanno
                                             Title      ________________________
                                                                 Vice President



Accepted and Agreed as of the Date
First Set Forth Above:

GOLDMAN SACHS TRUST

By:         /s/ Peter Bonanno

Name:      _____________________
           Peter Bonanno
Title:     _____________________
            Secretary

                                                                ANNEX A

                                                            GOLDMAN SACHS TRUST

                                                        FEE REDUCTION COMMITMENT



--------------------------------------------- ------------ ------------- -------
Fund Name                                     $0 -         Over $1 bil   Over
                                              $1 billion   up to $2 bil  $2 bil
--------------------------------------------- ------------ ------------- -------
--------------------------------------------- ------------ ------------- -------

--------------------------------------------- ------------ ------------- -------
--------------------------------------------- ------------ ------------- -------
Goldman Sachs Real Estate Securities Fund       1.00%        0.90%        0.86%
--------------------------------------------- ------------- ------------ -------
--------------------------------------------- ------------- ------------ -------
Goldman Sachs Structured Tax-Managed Equity     0.70         0.63         0.60
  Fund
---------------------------------------------- ------------ ------------ -------
---------------------------------------------- ------------ ------------ -------
Goldman Sachs Tollkeeper Fund                    1.00        0.90         0.86
---------------------------------------------- ------------ ------------ -------